            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated May 1, 2006 relating to the financial statements and financial highlights which appear in the March 31, 2006 Annual
Report to Shareholders of Mason Street High-Yield Bond Fund and Mason Street
Select Bond Fund, and our reports dated May 18, 2006, relating to the financial statements and financial highlights which appear in the March 31, 2006 Annual
Reports to Shareholders of the Diversified Bond Fund, High-Yield Fund, Inflation
Protection Bond Fund, Premium Money Market Fund, and Prime Money Market Fund,
which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights",
"Independent Registered Public Accounting Firm" and "Financial Statements" in
such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
July 24, 2006